Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 4, 2005, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. and the effectiveness of Hollis-Eden Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

BDO Seidman, LLP

Costa Mesa, California

December 21, 2005